UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2025

CBL & ASSOCIATES PROPERTIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-12494	62-1545718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500
Chattanooga, Tennessee		37421-6000
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 423 855-0001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CBL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 22, 2025, CBL & Associates Properties, Inc. (the “Company”) held its annual meeting of shareholders. The matters that were submitted to a vote of shareholders and the related results are as set forth below. (Total votes cast for each nominee or matter, as well as broker non-votes, may vary due to the rounding of fractional shares included in the totals.)

1. The following directors were elected to serve for a term of one year and until their respective successors are duly elected and qualified:

Director Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Stephen D. Lebovitz	24,158,683	133,440	2,262,319
Marjorie L. Bowen	21,459,874	2,832,249	2,262,319
David J. Contis	21,815,500	2,476,623	2,262,319
David M. Fields	20,636,670	3,655,453	2,262,319
Robert G. Gifford	21,895,107	2,397,016	2,262,319
Jeffery Kivitz	21,488,144	2,803,979	2,262,319
Michael A. Torres	21,906,062	2,386,061	2,262,319

2. Shareholders ratified the selection of Deloitte & Touche, LLP as the Company’s independent registered public accountants for its fiscal year ending December 31, 2025. The votes were as follows:

For	Against	Abstentions	Broker Non-Votes
26,232,272	309,118	13,052	None

3. Shareholders approved, on an advisory basis, the Company’s executive compensation program for its named executive officers, as disclosed in the Company’s proxy statement for the 2025 annual meeting. The votes were as follows:

For	Against	Abstentions	Broker Non-Votes
24,040,051	220,875	31,197	2,262,319

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

Date:	May 27, 2025	By:	/s/ Benjamin W. Jaenicke
Benjamin W. Jaenicke Executive Vice President - Chief Financial Officer and Treasurer